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                                                                   Exhibit 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of The Timken Company of our report dated January 28, 2003 relating to the combined financial statements of the Ingersoll-Rand Engineered Solutions Business, an operating business unit of Ingersoll-Rand Company Limited, which appears in the Current Report on Form 8-K of The Timken Company dated February 7, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut
September 10, 2003